November 24, 2014



SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549


Attn. Document Control



RE	American Depositary Shares
evidenced by the American
Depositary Receipts of
         British Sky Broadcasting
Group plc
Form F-6 File No 333-101510



Ladies and Gentlemen

Pursuant to Rule 424b3
under the Securities Act of
1933, as amended, on behalf
of The Bank of New York
Mellon, as Depositary for
securities against which
American Depositary
Receipts ADRs are to be
issued, we attach a copy of
the new prospectus
Prospectus reflecting the
change in name from British
Sky Broadcasting Group plc
to Sky plc.
As required by Rule 424e,
the upper right hand corner
of the Prospectus cover page
has a reference to Rule
424b3 and to the file number
of the registration statement
to which the Prospectus
relates.

Pursuant to Section III B of
the General Instructions to
the Form F-6 Registration
Statement, the Prospectus
consists of the ADR
certificate for British Sky
Broadcasting Group plc.  The
Prospectus has been revised
to reflect the new name
 Sky plc.
Please contact me with any
questions or comments at
212 815-2221.
Sandra Bruno
Senior Associate
The Bank of New York
Mellon - ADR Division


Encl.
CC Paul Dudek, Esq. Office
of International Corporate
Finance








Depositary Receipts
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